September 27, 1995

HEALTHSOUTH Corporation
Two Perimeter Park South
Birmingham, Alabama 35243

               Re:         HEALTHSOUTH Corporation
                       Registration Statement on Form S-3

                         (Commission File No. 33-62475)

Gentlemen:

         We have served as counsel for HEALTHSOUTH Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-3 (Commission File No. 33-62475), of a public offering by the Company of an aggregate of 11,000,000 shares and, in the event the underwriters exercise their over-allotment option, up to an additional 1,650,000 shares, of the Company's authorized Common Stock, par value $.01 per share (the "Common Stock").

         We have also served as counsel for the Company in connection with the registration pursuant to Rule 462(b) under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-3 filed today with the Securities and Exchange Commission (the "Registration Statement"), of a public offering by the Company of an additional 2,000,000 shares and, in the event the underwriters exercise their over-allotment option, up to a further 300,000 shares (collectively the "Additional Shares") of the Common Stock.

         In connection with this opinion, we have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement and of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the Additional Shares as we have deemed necessary and appropriate.

         Based  upon  the   foregoing,   and   having   regard  for  such  legal
considerations as we have deemed relevant, it is our opinion that:

HEALTHSOUTH Corporation
September 27, 1995

         (1)      The Additional Shares have been duly authorized.

         (2) Upon issuance, sale and delivery of the Additional Shares as contemplated in the Registration Statement, the Additional Shares will be legally issued, fully paid and nonassessable.

                                           Very truly yours,

                                           HASKELL SLAUGHTER YOUNG & JOHNSTON,
                                           Professional Association

                                           By: /s/  Beall D. Gary, Jr.
                                              --------------------------------
                                                 Beall D. Gary, Jr.